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                                                                   EXHIBIT 23(e)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed as Post Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-30889) of Cardinal Health, Inc. of our report dated January 30, 1997 related to the financial statements of Owen Healthcare, Inc. which appear on page 11 of Cardinal Health, Inc.'s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended June 30, 1997.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Houston, Texas
February 18, 1998